Exhibit 24
POWER OF ATTORNEY
     WGL Holdings, Inc., for itself, and each person whose signature appears below, appoints James H. DeGraffenreidt, Jr., Terry D. McCallister, Vincent L. Ammann, Jr. and Beverly J. Burke, and each of them individually, as attorneys-in-fact to execute and to file a Registration Statement under the Securities Act of 1933 for the registration of 1,700,000 shares of common stock of WGL Holdings, Inc. and to execute and file all amendments and post-effective amendments to the Registration Statement.

Date: April 26, 2007		WGL HOLDINGS, INC.

	By:	/s/ James H. DeGraffenreidt, Jr

James H. DeGraffenreidt, Jr., Chairman and Chief Executive Officer

SIGNATURES	TITLE	DATE

/s/ James H. DeGraffenreidt, Jr	Chairman of the Board and	April 26, 2007
(James H. DeGraffenreidt, Jr.)	Chief Executive Officer
and Director

/s/ Terry D. McCallister	President and Chief Operating	April 26, 2007
(Terry D. McCallister)	Officer

/s/ Vincent L. Ammann, Jr.	Vice President and	April 26, 2007
(Vincent L. Ammann, Jr. )	Chief Financial Officer
(Principal Financial Officer)

/s/ Mark P. O’Flynn	Controller	April 26, 2007
(Mark P. O’Flynn)	(Principal Accounting Officer)

/s/ Michael D. Barnes	Director	April 26, 2007
(Michael D. Barnes)

/s/ George P. Clancy, Jr.	Director	April 26, 2007
(George P. Clancy, Jr.)

/s/ James W. Dyke, Jr.	Director	April 26, 2007
(James W. Dyke, Jr.)

/s/ Melvyn J. Estrin	Director	April 26, 2007
(Melvyn J. Estrin)

/s/ James F. Lafond	Director	April 26, 2007
(James F. Lafond)

/s/ Debra L. Lee	Director	April 26, 2007
(Debra L. Lee)

/s/ Karen Hastie Williams	Director	April 26, 2007
(Karen Hastie Williams)